                                                            EXHIBIT 99.77 Q 1(a)

                              AMENDMENT TO BY-LAWS

                        PAINEWEBBER MANAGED ASSETS TRUST

             CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY

     I, Joan L. Cohen, Vice President and Assistant Secretary of PaineWebber Managed Assets Trust ("Trust"), hereby certify that, at a duly convened meeting of the Board of Trustees of the Trust held on September 28, 1994, the Trustees adopted the following resolution:

          RESOLVED, that the first sentence of Section 2.05 of the Trust's by-laws be revised as the following:

          "Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy is authorized to act by (1) a written instrument, dated not more that eleven months prior to the meeting and executed either by the Shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees."


Dated:   June 19, 1995

                                By:     /s/ Joan L. Cohen
                                        -----------------
                                        Joan L. Cohen
                                        Vice President and Assistant Secretary
                                        PaineWebber Managed Assets Trust

New York, New York  (ss)

     Subscribed and sworn before me this 19th day of June, 1995.



/s/ Jennifer Farrell
--------------------
       Notary Public



                          g:users: farrel:certs:bylaws

                                                                EXHIBIT 77Q 1(e)

                       SUB-ADVISORY CONTRACT


     Contract made as of March 1, 1995, between MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation, DENVER INVESTMENT ADVISORS, LLC ("Sub-Adviser"), a Colorado limited liability company, and PAINEWEBBER MANAGED ASSETS TRUST ("Fund"), a Massachusetts business trust.

     WHEREAS Mitchell Hutchins has entered into an Investment Advisory and Administration Contract dated, March 20, 1992 ("Advisory Contract") with the Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS the Fund intends to offer for public sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio; and

     WHEREAS under the Advisory Contract Mitchell Hutchins has agreed to provide certain investment advisory and administrative services to each series of the Fund as now exists and as hereafter may be established; and

     WHEREAS the Advisory Contract permits Mitchell Hutchins to delegate certain of its duties as investment advisor under the Advisory Contract to a sub-adviser; and

     WHEREAS Mitchell Hutchins desires to retain the Sub-Adviser to furnish certain investment advisory and portfolio management services to the PaineWebber Capital Appreciation Fund series ("Series") of the Fund, and the Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as its sub-adviser with respect to the Series for the period and on the terms set forth in this Contract. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.  Duties as Sub-Adviser.

     (a) Subject to the supervision of the Fund's Board of Trustees ("Board") and Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for the Series, including investment research and management with respect to all securities and investments in the Series. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Series and will be responsible for voting proxies of issuers of securities held by the Fund.

     (b) The Sub-Adviser agrees that in placing orders with brokers, it will attempt to obtain the best net results in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

     (c) The Sub-Adviser will maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to the securities transactions of the Series, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 3la-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

     (d) The Sub-Adviser will provide the Board and Mitchell Hutchins on a regular basis with economic and investment analyses and reports and make available to the Board or Mitchell Hutchins upon request any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser.

     3. Further Duties. In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the Fund's Declaration of Trust, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the instructions and directions of the Board and Mitchell Hutchins and will comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940 ("Advisers Act"), the rules and regulations promulgated thereunder, and all other applicable federal and state laws and regulations. The Sub-Adviser will manage the Series' assets so as to permit the Series to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code").

     4. Services Not Exclusive. Mitchell Hutchins understands that the Sub-Adviser now acts, will continue to act or may act in the future as investment adviser to investment fiduciary and other managed accounts or as investment adviser to one or more other investment companies, and Mitchell Hutchins has no objection to the Sub-Adviser so acting, provided that whenever the Series and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. Mitchell Hutchins recognizes that in some cases these procedures may adversely affect the size of the position that may be acquired or disposed of for the Series. In addition, Mitchell Hutchins understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing such does not adversely affect the Sub-Adviser's ability to perform the services required under this Contract.

     5. Sub-Adviser an Independent Contractor. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly authorized, have no authority to act for or represent Mitchell Hutchins in any way, or in any way be deemed an agent of Mitchell Hutchins.

     6. Expense. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract.

     7. Compensation. For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract with respect to the Series, Mitchell Hutchins will pay to the Sub-Adviser a fee equal to fifty percent of the fee paid by the Fund to Mitchell Hutchins under the Advisory Contract, such fee to be paid monthly.

     8. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Fund, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates; provided that nothing herein shall be deemed to protect or indemnify or purport to protect the Sub-Adviser against any liability to the Series, the Fund, its shareholders or Mitchell Hutchins to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.

     9. Representations and Warranties of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect, (ii) has met, and will continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Contract and
(iii) has the authority to enter into and perform the services contemplated by this Contract.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and will provide Mitchell Hutchins with a copy of the code of ethics and evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year while this Contract is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the code of ethics.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to Mitchell Hutchins.

     (d) The Sub-Adviser is not prohibited by the 1940 Act or the Advisers Act from acting under this Contract and will immediately notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (e) The Sub-Adviser will notify Mitchell Hutchins of any change in the identity or control of the holders of its outstanding voting securities promptly after such change.

     10.  Duration and Termination.

     (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of a majority of the Series' outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees of the Fund who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to the Series by vote of a majority of the outstanding voting securities of the Series.

     (c) Notwithstanding the foregoing, this Contract may be terminated at any time without the payment of any penalty, by vote of the Board or with respect to the Series by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to the Sub-Adviser. This Contract may also be terminated by Mitchell Hutchins (i) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 9 of this Contract, if such breach shall not have been cured within a twenty day period after notice of such breach or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract or (iii) on one hundred and twenty days' notice to the Sub-Adviser. The Sub-Adviser may terminate this Contract at any time, without the payment of any penalty, on one hundred twenty days' notice to Mitchell Hutchins. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract.

     11. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Series' outstanding voting securities and by the Board.

     12. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "sale", "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trustees of the Fund and the shareholders of the Series shall not be liable for any obligations of the Series or the Fund under this Contract, and the Sub-Adviser agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Trustees or shareholders.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their designated officers as of the day and year first above written.



Attest:                                 MITCHELL HUTCHINS ASSET MANAGEMENT INC.


 ....../s/ Gregory K. Todd...........    By:...../s/Victoria Schonfeld...........
          First Vice President                     Managing Director


Attest:                                 DENVER INVESTMENT ADVISORS, LLC


 ....../s/Steve Wine.................    By:...../s/Todger Anderson..............



Attest:                                 PAINEWEBBER MANAGED ASSETS TRUST


 ....../s/Ilene Shore................    By:...../s/Dianne E. O'Donnell..........
           Assistant Secretary                          Vice President